Exhibit 10.19
Western Alliance Bancorporation
Annual 2011 Bonus Plan
Parent and All Affiliate Banks
OBJECTIVE: The purpose of this Annual Bonus Plan is to provide incentives and rewards for superior performance in order to attract and retain highly qualified team members and to maximize financial performance so that Western Alliance Bancorporation (WAL) will meet and exceed its goals.
ELIGIBILITY: Team members (except those on special incentive plans, such as; RE, WAL Equipment Leasing, Shine Investment Services, Alliance Association Financial Services, Treasury Management and several individual plans) who are employed by WAL as of January 1st of the Plan Year. Bonuses for team members hired after January 1st but on or before September 30th of a Plan Year will be prorated. Team members hired after September 30th may be eligible the following Plan Year.
EFFECTIVE DATE: January 1, 2011. This Plan supersedes all others before it and for 2011 there will be one plan for the Company.
FREQUENCY OF AWARDS: Awards will be paid annually within 90 days after the end of the Plan Year. Participants must be employed at the payment date to receive any bonus compensation under this Plan.
PLAN ADMINISTRATOR: WAL Compensation Committee will administer and approve the Plan annually. The day to day details of the Plan will be monitored by an internal committee made up of WAL Chief Executive Officer, President/COO, Chief Financial Officer, and Chief Administrative Officer.
HOW THE PLAN WORKS: Subject to the terms of the Plan, bonus calculations will be based on the following factors: 1) Organic Deposit Growth, 2) Organic Loan Growth, 3) Net Income, 4) Credit Quality, 5) Pre-tax and Pre-Credit, and 6) QUALITY Control (Regulatory exams and Internal Audits).
A Target bonus percentage expressed as a percent of Base Salary will be established for each Participant. A payout at the maximum level requires outstanding performance for the year in all components of the Plan.
Base Salary is defined as the Participant’s actual salary earned for the year which includes pay for regular hours worked plus paid holiday, sick, and vacation hours; earnings received while on a Leave of Absence are not included in this calculation.
A.	Organic Deposit Performance is weighted 15%
               This portion of the bonus will be calculated based on WAL performance in Organic Deposit Growth.
Organic Deposit Growth
1.
As soon as possible after the end of the Plan Year, the Finance Department will measure the Actual Organic Deposit Growth results for WAL. Adjustments may be made to these calculations to account for windfalls, etc.

2.	Following are the definitions/calculations on which this portion of the bonus will be based:
a.	A calculation will be made for the WAL Growth in Organic Deposits (15% of target).

b.	Organic Deposits will be calculated on organic growth and will not include increases in deposits acquired by acquisition.

c.	Calculation: The percent of Target bonus paid for Organic Deposit Growth will be calculated based on the following schedule:

CHART FOR ORGANIC DEPOSIT GROWTH 15% OF TARGET
WAL Performance Organic
Deposit Growth	Percent of Target Paid (Organic Deposits)
Less than <3%	No Bonus paid
Between 3% - 6%	75% to 100%
Between 6% - 9%	100% to 150%

3.	In order to receive more than 100% of the Organic Deposit growth portion of the bonus:
a.	WAL must achieve a growth of more than 6% in Organic Deposits to pay more than 100% for the goal being measured, and

b.	Participant must meet individual goals in this respective area.
A.	Organic Loan Growth is weighted 15%
                    This portion of the bonus will be calculated based on WAL performance in Organic Loan Growth.
 Loans Growth
1.	As soon as possible after the end of the Plan Year, the Finance Department will measure the Actual Loan results for WAL. Adjustments may be made to these calculations to account for windfalls, etc.

2.	Following are the definitions/calculations on which this portion of the bonus will be based:
a.	A calculation will be made for WAL Growth in Total Loans (15% of target).

b.	Loans will be calculated on organic growth and will not include increases in loans acquired by acquisition.

c.	Calculation: The percent of Target bonus paid for Loan will each be calculated based on the following schedule:

CHART FOR ORGANIC LOAN GROWTH 15% OF TARGET
WAL Performance Organic
Loan Growth	Percent of Target Paid (Organic Loans)
Less than <3%	No Bonus paid
Between 3% - 6%	75% to 100%
Between 6% - 9%	100% to 150%

3.	In order to receive more than 100% of the Loan growth portion of the bonus:
a.	WAL must achieve a growth of more than 6% in Loans to pay more than 100% for the goal being measured, and

b.	Participant must meet individual goals in this respective area.
B.	Net Income Growth is weighted 20%
This portion of the bonus will be calculated on Net Income

CHART FOR NET INCOME WEIGHTED 20% OF TARGET
WAL Net Income Growth
Performance	Percent of Target Bonus Paid Net Income
Less than <$18 million	No Bonus paid
Between $18 -$21	75% to 100%
Between $21 -$30	100% to 150%

C.	Pre-Tax, Pre-Credit Earnings is weighted 20%
This portion of the bonus will be calculated on Pre-Tax, Pre-Credit

CHART FOR ROAA GROWTH 20% OF TARGET
WAL Performance Pre Pre Earnings	Percent of Target Bonus Paid
Less than <$100 million	No Bonus paid
Between $100 - $110	75% to 100%
Between $110 – $120	100% to 150%

D.	Credit Quality is weighted 20%
               This portion of the bonus will be calculated on Net Charge Offs (weighted 10%) and NPA’s (weighted10%)

WAL Credit Quality Performance	Percent of Target Bonus Paid
Net Charge Offs
>1.5%	No Bonus paid
1.5% -1.3%	75% to 100%
1.3% - 1.1%

NPA’s
>3.0%	No Bonus paid
3.0% - 2.5%	75% to 100%
2.5% - 2.0%	100% to 150%

E.	Quality Control is weighted 10%
1.	Quality control refers to the effectiveness of the Corporation’s regulatory examinations and internal audits.

2.	Quality Control will be measured in the following two areas:
a.	All Regulatory Examinations (5%)
b.	Internal Audits (5%)
3.	The maximum pay out on this quality control is 100%

4.	Quality Control performance will be measured and assessed by the WAL Audit Committee
F.	Other Calculation Provisions
1.	All participants below the level of Vice President will be paid out according to the bonus formula

2.
All Vice Presidents and above (excluding members of the Executive Management Committee) will be evaluated at the end of the plan year. Based upon these evaluations, participants final bonus payout will range from 75% to 125% of overall payout.

3.	Each officer will be evaluated in the following areas:
a.	Ability to Work within a Team setting

b.	Initiative/Proactive

c.	Customer Service Focus

d.	Commitment to Quality

e.	Planning/Organization

f.	Leadership
i.	Strategic Thinking

ii.	Mentoring

iii.	Communication

iv.	Development
4.	Executive Management Committee members cannot receive more than 33% of their Target bonuses unless WAL achieves positive net income for fiscal year 2011.

5.	Participants must meet individual loan and organic deposit production goals, if assigned, or their total bonus may be reduced or eliminated.

6.
A participant’s bonus may be reduced or eliminated if, in the discretion of Management, i) the department’s loan review and/or audits are rated below satisfactory and/or not adhering to safety, soundness, and approved operational procedures, ii) any participant, their branch or department earns a rating of less than “Satisfactory,” iii) the department’s credit underwriting and/or portfolio management practices are rated below “Satisfactory” and/or not adhering to safety and soundness, or iv) the participant, their branch or department has not contributed adequately to the financial results attributed to them.

G.	Other Administrative Provisions
1.
This is a discretionary bonus plan and, in order to receive payment of any bonus under this Plan, the participant must be employed by WAL at the time payment is made, which will be no later than March 15th.

2.	Designation as a participant in the Plan does not create a contract of employment for any specified time, nor shall such act to alter or amend WAL’s “at-will” policy of employment.

3.
If any participant’s performance is rated as falling below job expectations or as less than satisfactory at any time during the Plan Year, or if the participant is subject to any written disciplinary action, the bonus payment will be reduced or eliminated.

4.
Participants who transfer during the year will participate in the Plan applicable to the department they are in at year-end. If extenuating circumstances arise, exceptions to this policy will be considered on a case by case basis.

5.	A change in officer title occurring during the year will not change the target bonus percentage.

6.
Awards will be paid through the normal payroll process to participants. All awards will be subject to applicable taxes. Awards do not constitute commissions or additional wages, and participants have no vested interests in the benefits of the Plan, except as expressly provided for herein.

7.	Awards under this Plan will be used in calculating covered earnings for benefit purposes for the 401(k) and Life Insurance Plans but not for Long Term Disability Insurance.

8.	Timely and accurate completion of all business plans, reports, budgets and other planning exercises is required for payment under the Plan.

9.
Acknowledgment from the HR Department that offices and officers have conformed to bank policy in timeliness of annual reviews, controllable turnover, and all other areas of HR administration is required for payment under this Plan.

10.
Performance measurements and statistics will be based on calculations completed by the Finance Division of WAL. Any questions about the results or the bonus calculations must be submitted to the Plan Administrator within 30 days after the calculations have been completed and published, after which time no inquiries will be considered.

11.	Management retains the right in its sole discretion to adjust bonuses to reflect “windfall” changes (i.e., transfer of unusually large accounts or loans between offices, etc.).

12.
This Plan is governed and interpreted by the Plan Administrator, whose decisions shall be final. This is a discretionary program and the Plan Administrator or the Board of Directors of WAL reserves the right to terminate or alter this bonus program at any time.

13.
Participants are eligible to participate in only one annual bonus plan (could also be paid out quarterly), and Management has the discretion to assign any team member to the particular plan it deems appropriate.

14.
The intent of WAL Management is to fairly reward team members for adding value to the Company. If any adjustments need to be made to allow this Plan to accomplish its purpose, the Incentive Compensation Committee in its sole discretion can make those adjustments.

Sample Calculation:
1.	WAL Organic Deposit Growth Performance is weighted 15%

Organic Deposit Growth Performance	WAL
Deposit Growth Achieved	3%
% of Deposit Target Bonus Paid	75%

  See table on page 2
2.	WAL Organic Loan Growth Performance is weighted 15%

Organic Loan Growth	WAL
Loan Growth Achieved	6%
Loan Growth Target Paid	100%

  See table page 2
3.	WAL Net Income Growth Performance is weighted 20%

Net Income Growth Performance	WAL
Net Income Achieved	$21 million
Net Income Growth Target Paid	100%

  See table page 3
4.	WAL Pre-Tax, Pre-Credit Earnings Growth Performance is weighted 20%

Pre Pre Earnings Performance	WAL
Pre Pre Earnings	$110 million
Pre Pre Earnings Target Paid	100%

  See table page 3
5.	WAL Credit Quality Performance is weighted 20%

Credit Quality Performance 10%	WAL
Net Charge Offs achieved	1.3%
% of Goal Paid	100%

Credit Quality Performance	WAL
NPA percentage achieved	3%
% NPA Goal Paid	75%

  See table page 3
6.	WAL Quality Control factors are weighted 10%
•	Regulatory Examines (5%) WAL Audit Committee determined PASS

•	Internal Audits (5%) WAL Audit Committee determined PASS

Passed at the 100% level for example purposes
Example Paid under WAL Annual Bonus

Participant has a base salary of $60,000
Target Bonus of 8%
Target Bonus - $4,800.00

Deposit	Loan	Net Income	P P Earn	Net Charge Off	NPA	Quality

$4,800	$4,800	$4,800	$4,800	$4,800	$4,800	$4,800
X 15%	X 15%	X 20%	X 20%	X 10%	X 10%	X 10%

$720	$720	$960	$960	$480	$480	$480
X 75%	X100%	X100%	X100%	X100%	X 75%	X100%

$540	$720	$960	$960	$480	$360	$480
Total Payout is $540 + $720 + $960 + $960 + $480 + $360 + $480 = $4,500